Exhibit 99

            Marine Products Corporation Announces Share Repurchases
                         in the Second Quarter of 2004

    ATLANTA, July 13 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) today announced share repurchases for the second quarter of 2004 totaling 103,600 shares at an average price of $14.55 per share. The Board of Directors approved a program authorizing the repurchase of up to 1.5 million shares. Since the program's inception, 560,051 shares have been repurchased, and 939,949 additional shares may be purchased under this program. The program, which was approved on April 25, 2001, does not have an expiration date.

    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .

     For information contact:
     BEN M. PALMER                         JIM LANDERS
     Chief Financial Officer               Corporate Finance
     404.321.7910                          404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             07/13/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com , or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU: